UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	October 14, 2005

The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

W239 N1700 Busse Road, Waukesha, WI 53188-1160
(Address of principal executive offices, including zip code)

(262) 523-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On October 14, 2005, The Middleton Doll Company and its wholly owned subsidiary, Bando McGlocklin Small Business Lending Corporation (collectively the “Company”), entered into a Loan and Real Estate Services Agreement (the “Services Agreement”). The Services Agreement will take effect on January 1, 2006.

        George R. Schonath, the President, Chief Executive Officer and a director of the Company, (i) controls 100% of the voting power of the common stock of InvestorsBancorp, which owns 100% of InvestorsBank, pursuant to a voting agreement with the beneficial owners of InvestorsBancorp, and (ii) is the President, Chief Executive Officer and a director of InvestorsBancorp and InvestorsBank. In addition, Susan J. Hauke, Chief Financial Officer, Vice President Finance and Secretary of the Company, is Chief Financial Officer and Secretary of InvestorsBancorp and Chief Financial Officer and Assistant Secretary of InvestorsBank. Glenn A. Michaelsen, Senior Vice President of the Company, is also a Senior Vice President of InvestorsBancorp and InvestorsBank. Jon McGlocklin, Vice President of the Company, is a director of InvestorsBancorp and InvestorsBank.

        Pursuant to the Services Agreement, InvestorsBank will provide loan management services to the Company for a monthly fee of 1/12 of .25% of the principal amount of loans under management at the end of the preceding month. InvestorsBank will also provide leased property services to the Company for a monthly fee equal to 6% of rental fees collected on all properties except properties originally acquired from Bando McGlocklin Real Estate Investment Corporation, where the monthly fee is equal to 1/12 of .25% of the total cost of such properties. The fees for loan management services and leased property services are the same as existing under the current management services agreement with InvestorsBank which expires on December 31, 2005. See Item 1.02 following for a description of the termination of the current agreement.

        The Services Agreement will not provide any fees to InvestorsBank for the services of George R. Schonath, President and Chief Executive Officer of the Company. Under the current management services agreement, the Company pays a total of $365,000 per year to InvestorsBank for the services of Mr. Schonath.

        The Services Agreement contains a rental provision whereby, effective January 1, 2006, the Company will pay a monthly fee of $3,259 to InvestorsBank covering rent and the Company’s shares of real estate taxes, building-related expenses (such as utilities, repairs and maintenance), and overhead expenses (such as expenses for telephone, receptionist services, and miscellaneous expenses).

        The Services Agreement will provide for the receipt of accounting and related services, including regulatory advice, from Susan J. Hauke, current Vice President Finance and Chief Financial Officer of the Company, effective January 1, 2006. Under the Services Agreement, the Company will be entitled to receive a maximum of 140 hours of service from Ms. Hauke for the six months ending June 30, 2005. For these services, the Company will pay InvestorsBank a total fee of $17,500, payable monthly on a pro rata basis.

        The Services Agreement will continue on a month-to-month basis, terminable by either the Company or InvestorsBank on 30 days’ notice, except that the arrangement for Ms. Hauke’s services will continue until June 30, 2006.

Item 1.02.	Termination of a Material Definitive Agreement.

        On October 14, 2005, the Company gave notice to InvestorsBank of termination of the Seconded Amended and Restated Management Services and Allocation of Expenses Agreement, dated as of January 1, 2004 (the “Management Services Agreement”), by and between InvestorsBank, a Wisconsin banking organization, on the one hand, and The Middleton Doll Company and Bando McGlocklin Small Business Lending Corporation (collectively, the “Company”) and Lee Middleton Original Dolls, Inc. (“LMOD”), a wholly owned subsidiary of The Middleton Doll Company, on the other hand. The termination will be effective on December 31, 2005. As previously reported, as of that date, George R. Schonath, current President, Chief Executive Officer and a director of the Company, and Susan J. Hauke, currently Vice President Finance and Chief Financial Officer of the Company, will resign from all offices with the Company and its subsidiaries. It is anticipated that the Company’s Board of Directors will appoint successors to Mr. Schonath and Ms. Hauke prior to the end of the year.

        The parties to the Management Services Agreement and their affiliations are the same as those described in Section 1.01 of this Form 8-K, as well as LMOD.

        Under the Management Services Agreement, InvestorsBank provides loan management services to the Company for a fee equal to 1/12 of .25% of loans under management at the end of the preceding month. In addition, InvestorsBank provides leased property services to the Company for a monthly fee equal to 6% of rental fees collected on all properties, except properties originally acquired from Bando McGlocklin Real Estate Investment Corporation, where the monthly fee is equal to 1/12 of .25% of the total cost of such properties.

        InvestorsBank also provides accounting services to the Company and LMOD. InvestorsBank maintains a record of actual time spent by its employees in providing the accounting services and receives, on a monthly basis, the actual costs of providing such services. The actual cost is the employee’s hourly rate, plus a pro rata share of the costs of bonuses and other benefits and perquisites of employment made available to such employee(s).

        InvestorsBank has agreed, in the Management Services Agreement, that Mr. Schonath may continue as President and Chief Executive Officer of the Company and LMOD. InvestorsBank is obligated to provide (i) ongoing credit analysis, loan defaults, loan workouts and ongoing loan monitoring services with respect to all loans, (ii) credit analysis, lease defaults, lease workouts and ongoing lease monitoring with respect to leased properties, and (iii) certain management services to LMOD. The foregoing services are to be performed and/or supervised by Mr. Schonath. For the services described in (i), (ii) and (iii) above, the Company pays InvestorsBank a monthly fee equal to 1/12 of $365,000.

        The Management Services Agreement provides for the allocation of overhead expenses between the Company and InvestorsBank. Except with respect to computers and office supplies, the expenses of which are borne by InvestorsBank with respect to 57.5% of such expenses and by the Company with respect to 42.5% of such expenses, the Company and InvestorsBank share an equal 50/50 basis for overhead expenses. These expenses include, but are not limited to, expenses for telephones, receptionist services, and other miscellaneous overhead expenses.

        The Management Services Agreement continues on a year-to-year basis, with automatic one-year renewals, unless either InvestorsBank or the Company and LMOD, give a written notice 60 days in advance of the forthcoming December 31 that the Management Services Agreement shall not be automatically renewed for an additional year. The Company and LMOD gave the necessary written notice of termination on October 14, 2005.

        A copy of the press release announcing the termination of the Management Services Agreement and the entering into the Services Agreement described in Section 1.01 is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99.1	Press Release dated October 14, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Susan J. Hauke
Susan J. Hauke
Chief Financial Officer, Vice President
Finance and Treasurer

Date: October 20, 2005

THE MIDDLETON DOLL COMPANY

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1	Press Release dated October 14, 2005.